UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2017

NuVasive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 909-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 28, 2017, NuVasive, Inc. (the “Company”) entered into an office lease agreement with HCPI/Sorrento, LLC (the “Lease”) for the purpose of expanding and restructuring the Company’s corporate headquarters located on Lusk Boulevard in San Diego, California, from approximately 145,000 square feet to approximately 252,000 square feet. The Lease and its terms supersede the existing Lease Agreement between the Company and HCPI/Sorrento, LLC with respect to the currently occupied office buildings located on Lusk Boulevard.

The renovation and expansion of the corporate headquarters is expected to be completed in three phases over a period of two years. The first expansion is scheduled to be delivered on or about May 1, 2018 and the final phase of expansion is estimated to occur on or about July 1, 2019.

The lease payments associated with the Lease will be approximately $161.9 million over the 17 year term of the Lease. Under the Lease, the Company will pay, beginning on September 1, 2017, a monthly base rent of $460,450, or $3.17 per rentable square foot. This monthly base rent will escalate annually at 3% for the term of the Lease upon completion of each phase of expansion, up to a maximum monthly base rent of $1,024,369, or $4.07 per rentable square foot, for the final year of the initial term of the Lease, subject to current estimates and the completion and delivery of the expansion and build-to-suit phases as presently contemplated under the Lease. Following the expiration of the initial term of the Lease, the Company has two options to extend the term of the Lease for a period of five years each.

Throughout the term of the Lease, the Company is responsible for paying certain costs and expenses, in addition to the rent, as specified in the Lease, including applicable taxes, operating expenses, and utilities. The Lease includes various covenants, indemnities, defaults, termination rights, and other provisions customary for lease transactions of this nature, including maintaining a $1.4 million letter of credit to secure the performance of the Company’s obligations under the Lease.

The foregoing is a summary description of certain terms of the Lease and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Lease, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

The Company’s press release announcing the Company’s entrance into the Lease is attached hereto as Exhibit 99.1 to this Current Report. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Lease for Sorrento Summit, dated as of August 28, 2017, by and between HCPI/Sorrento, LLC and NuVasive, Inc.
99.1	Press Release issued by NuVasive, Inc. on August 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

	By:	/s/ Joan Stafslien
Joan Stafslien
Date: August 29, 2017		Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Lease for Sorrento Summit, dated as of August 28, 2017, by and between HCPI/Sorrento, LLC and NuVasive, Inc.
99.1	Press Release issued by NuVasive, Inc. on August 29, 2017